Exhibit 99.1

FOR IMMEDIATE RELEASE

July 13, 2021

ACV Acquires MAX Digital

The acquisition of this industry-leading inventory and merchandising platform accelerates ACV’s data strategy

BUFFALO, N.Y. — ACV (Nasdaq: ACVA), the leading digital automotive marketplace and data services partner for dealers and commercial partners, today announced its acquisition of MAX Digital, a pioneer in automotive data and merchandising products and best known for its flagship inventory management system (IMS) platform FirstLook. The transaction is valued at $60 million. MAX Digital’s SaaS-based software products enable dealers to accurately price wholesale and retail inventory while maximizing profit on each vehicle sold by leveraging predictive analytics informed by machine learning.

“ACV’s digital-first approach has empowered thousands of dealers to buy, sell and value their vehicles online with confidence,” said ACV CEO George Chamoun. “This acquisition builds on our commitment to help dealers enhance their bottom-line with tools that enable efficient, informed decisions powered by digital intelligence. We are thrilled to be able to offer MAX Digital’s services to our existing dealer partners.”

This acquisition allows ACV to expand its suite of digital capabilities to offer new inventory and pricing guidance, merchandising and sales enablement tools that will help dealers run their businesses more efficiently and profitably. MAX Digital joins ACV’s growing network of brands that includes ACV Auctions, ACV Transportation, ACV Capital, and True360. MAX Digital’s portfolio of software solutions will operate as a separate and independent business unit, preserving current management and product offerings. Former CEO Robert Granados will lead this independent business unit within ACV.

“This event brings together two like-minded companies dedicated to delivering best-in-class solutions to the dealer community. With ACV’s emphasis on trust and transparency, we know that the integrity of MAX Digital’s platform will remain intact as well as our shared value of prioritizing customer feedback for long-term client relationships,” said Robert Granados. “I have no doubt that MAX Digital becoming part of the innovative and exciting ACV family will be a huge plus for our customers and our people.”

IMS products, like MAX Digital’s FirstLook solution, are used by dealers to help run appraisals and examine inventory to determine how to price vehicles for sale, whether for wholesale or retail. Merchandising products support dealers in effectively promoting, positioning and selling their retail vehicles.

MAX Digital tools are all cloud-based and can integrate easily with existing Dealer Management Systems (DMS), allowing for seamless dealer set-up. ACV expects that the transaction will be neutral to its Adjusted EBITDA in 2021. Management plans to update investor guidance as part of its second quarter earnings release.

For more information, visit www.acvauto.com

About ACV

ACV provides a vibrant digital marketplace for wholesale vehicle transactions and data services that offers transparent and accurate vehicle information to customers. On a mission to build and enable the most trusted and efficient digital marketplaces for buying and selling used vehicles, ACV’s platform leverages data insights and technology to power its digital marketplace and data services, enabling dealers and commercial partners to buy, sell and value vehicles with confidence and efficiency. ACV’s network of brands includes ACV Auctions, ACV Transportation and ACV Capital within its Marketplace Products as well as True360, ACV Data Services and MAX Digital.

Forward-looking statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our acquisition and integration strategy, our product offerings and our expectations for future results of operations. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events.

The forward-looking statements contained in this document are based on ACV’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties and changes in circumstances that may cause ACV’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, but are not limited to: (1) our history of operating losses; (2) our limited operating history; (3) our ability to effectively manage our growth; (4) our ability to grow the number of participants on our platform; (5) our ability to acquire new customers and successfully retain existing customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) our ability to compete effectively with existing competitors and new market entrants; (11) our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other jurisdictions where we elect to do business; (12) general market, political, economic, and business conditions; and (13) the impact that the ongoing COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 13, 2021, as well as any future filings and reports by us. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this document to reflect events or circumstances after the date of this document or to reflect new information or the occurrence of unanticipated events, except as required by law.

Media Contact:

Maura Duggan

maura@acvauctions.com

Investor Contact:

Tim Fox

tfox@acvauctions.com